As filed with the Securities and Exchange Commission on July 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Anchiano Therapeutics Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1/3 High-Tech Village, Givat Ram, P.O. Box 39264 Jerusalem, 9139102 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

2011 Incentive Plan for Employees, Officers and Consultants

2017 Equity-Based Incentive Plan

(Full titles of the plans)

Anchiano Therapeutics, Inc.

One Kendall Square, Building 600, Suite 6-106

Cambridge, MA 02139

+1 (857) 259-4622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anna T. Pinedo Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 Tel: (212) 506-2500	Aaron M. Lampert Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary shares, no par value (1)
Options outstanding under the 2011 Incentive Plan for Employees, Officers and Consultants	603,417	(3)	$3.36	(6)	$2,027,481	(7)	$245.73
Options outstanding under the 2017 Equity-Based Incentive Plan	3,370,441	(4)	$2.29	(6)	$7,718,310	(7)	$935.46
Shares reserved for future issuance under the 2017 Equity-Based Incentive Plan	3,350,000	(5)	$0.89	(8)	$2,981,500		$361.36
Total	7,323,858				$12,727,291		$1,542.55

(1)	These shares may be represented by American Depositary Shares (“ADSs”), each of which currently represents five ordinary shares, no par value (“Ordinary Shares”) of Anchiano Therapeutics Ltd. (the “Registrant”). ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-192259).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant’s 2011 Incentive Plan for Employees, Officers and Consultants and 2017 Equity-Based Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. This Registration Statement also covers the resale by certain selling securityholders named in the prospectus included in and filed with this Form S-8 of the Registrant’s Ordinary Shares subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(3)	Represents Ordinary Shares issuable upon exercise of outstanding options under the 2011 Incentive Plan for Employees, Officers and Consultants as of the date of this Registration Statement with a weighted average exercise price of $3.36 per share.

(4)	Represents Ordinary Shares issuable upon exercise of outstanding options under the 2017 Equity-Based Incentive Plan as of the date of this Registration Statement with a weighted average exercise price of $2.29 per share.

(5)	Represents Ordinary Shares reserved for future issuance under the 2017 Equity-Based Incentive Plan. The maximum aggregate number of Ordinary Shares which may be issued pursuant to all awards under the 2017 Equity-Based Incentive Plan is 3,350,000.

(6)	This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the weighted average price at which such outstanding options may be exercised.

(7)	For those options outstanding with an exercise price denominated in New Israeli Shekels (“NIS”), such exercise price was translated at the rate of NIS 3.539 = $1.00 (the exchange rate reported by the Bank of Israel on July 15, 2019).

(8)	This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and is based on a price of $4.47 per ADS, the average of the high and low prices of the ADSs as reported on The Nasdaq Capital Market on July 15, 2019.

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EXPLANATORY NOTE

Under cover of this registration statement on Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 3,625,014 “restricted securities” and/or “control securities” (as such term is defined in Form S-8) issued or issuable upon exercise of the stock options granted pursuant to the 2011 Incentive Plan for Employees, Officers and Consultants or pursuant to the 2017 Equity-Based Incentive Plan on a continuous or delayed basis in the future. The reoffer prospectus updates, among other things, certain information regarding the ownership of the Ordinary Shares by the selling securityholders and the number of Ordinary Shares available for resale by each selling securityholder.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

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REOFFER PROSPECTUS

3,625,014 Shares

Ordinary Shares

Issued or issuable under certain awards granted under the
Anchiano Therapeutics Ltd. 2011 Share Option Plan and 2017 Equity-Based Incentive Plan

This reoffer prospectus (“Reoffer Prospectus”) relates to the public resale, from time to time, of an aggregate of 3,625,014 ordinary shares, no par value (the “Ordinary Shares”), of Anchiano Therapeutics Ltd. (the “Company”) by certain security holders (the “selling securityholders”) identified herein in the section entitled “Selling Securityholders.” The Ordinary Shares may be represented by American Depositary Shares (“ADSs”). The ADSs are represented by American Depositary Receipts (“ADRs”). Ordinary Shares have been or may be acquired in connection with awards granted under the Anchiano Therapeutics Ltd. 2011 Share Option Plan or 2017 Equity-Based Incentive Plan.

We will not receive any proceeds from the sale by the selling securityholders of the Ordinary Shares covered by this Reoffer Prospectus. The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling securityholders will be borne by us.

We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this Reoffer Prospectus. The shares covered by this Reoffer Prospectus have been or will be issued pursuant to options granted to the selling securityholders and will be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this Reoffer Prospectus. The selling securityholders identified in this Reoffer Prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this Reoffer Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices on a continuous or delayed basis to the public without restriction.

The ADSs are listed on the Nasdaq Capital Market under the symbol “ANCN”. On July 15, 2019, the last reported sale price of the ADSs was $4.30 per ADS on the Nasdaq Capital Market.

Investing in our Ordinary Shares involves a high degree of risk. See the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 20-F (File No. 001-38807) filed with the SEC on March 25, 2019 and the documents incorporated by reference into this Reoffer Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is July 22, 2019

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any Ordinary Shares in any jurisdiction where the offer is not permitted.

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Except where the context otherwise requires, all references to “Anchiano Therapeutics,” “we,” “us,” “our,” the “Company” and similar designations refer to Anchiano Therapeutics Ltd., together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this Reoffer Prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results to differ materially from the results expressed or implied by the forward-looking statements. In particular, you should consider the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 20-F (File No. 001-38807) filed with the SEC on March 25, 2019. The forward-looking statements contained in this Reoffer Prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this Reoffer Prospectus to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in, or incorporated by reference into, this Reoffer Prospectus and does not contain all of the information that you should consider before investing in our Ordinary Shares. We urge you to read this entire Reoffer Prospectus carefully, including the section entitled “Risk Factors” and the consolidated financial statements and related notes and other documents incorporated by reference into this Reoffer Prospectus, before making an investment decision.

Our Business

We are a clinical-stage biotechnology company committed to engineering a targeted gene therapy to improve the standard treatment for early-stage bladder cancer, which is one of the most prevalent forms of cancer. We have discovered and are developing a biologic agent called inodiftagene that we believe can deliver a new treatment to patients who have options that are limited in efficacy and problematic in toxicity. Bladder cancer is a disease that typically causes symptoms early in its course and consequently presents the patient and the treating physician with an opportunity to gain control of the malignancy. However, the limitations of existing therapies, developed in the 1970s, often result in a prolonged series of unsuccessful treatments that can end in the radical removal of the bladder.

We believe that the inodiftagene development program in early-stage bladder cancer may potentially allow us to meet the regulatory requirements for the development of a new therapy for this malignancy.

Our principal executive offices are located at 1/3 High-Tech Village, Givat Ram, P.O. Box 392649, Jerusalem, 9139102 Israel and our telephone number is +972 (2) 548-6555.

For more information about the Company, see the caption “Information On The Company” in our Annual Report on Form 20-F (File No. 001-38807) filed with the SEC on March 25, 2019.

RISK FACTORS

Investing in our Ordinary Shares involves risks. Before making a decision to invest in our Ordinary Shares, investors are urged to review the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 20-F (File No. 001-38807) filed with the SEC on March 25, 2019 and our other public filings made with the SEC, including those made after the date of this Reoffer Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares covered by this Reoffer Prospectus. While we may receive sums upon the exercise of certain awards by the selling securityholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure you that any of such options will be exercised.

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SELLING SECURITYHOLDERS

We are registering for resale the Ordinary Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Anchiano Therapeutics Ltd. 2011 Share Option Plan or 2017 Equity-Based Incentive Plan. The Ordinary Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of such plan. The following table sets forth:

•	the name of each selling securityholder;

•	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each selling securityholder;

•	the number and percentage of Ordinary Shares that each selling securityholder beneficially owned as of July 15, 2019, including all Ordinary Shares underlying both vested and unvested awards, prior to the offering for resale of the Ordinary Shares under this Reoffer Prospectus;

•	the number of Ordinary Shares that may be offered for resale for the account of each selling securityholder under this Reoffer Prospectus; and

•	the number and percentage of Ordinary Shares to be beneficially owned by each selling securityholder after the offering of the resale Ordinary Shares (assuming all of the offered resale Ordinary Shares are sold by such selling securityholder).

The number of Ordinary Shares in the column “Number of Ordinary Shares Being Offered” represents all of the Ordinary Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Ordinary Shares before selling them or how many Ordinary Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Ordinary Shares. The Ordinary Shares offered by this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Ordinary Shares offered by them by this Reoffer Prospectus.

	Number of Ordinary Shares Beneficially Owned Prior to Offering(1)		Number of Ordinary Shares Being Offered	Number of Ordinary Shares Beneficially Owned After Offering(2)
Securityholders	Number	Percent		Number	Percent
Dr. Frank G. Haluska(3)	2,169,060	5.53%	2,059,017	110,043	*
Jonathan Burgin(4)	340,037	*	340,037	-	-
Dr. David Kerstein(5)	340,000	*	340,000	-	-
Dr. Ron Knickerbocker(6)	235,000	*	235,000	-	-
Dr. Michal Gilon Ohev-Zion(7)	100,254	*	100,254	-	-
Sean Daly(8)	80,000	*	80,000	-	-
Salar Roshan(9)	30,000	*	30,000	-	-
Dr. Stephen Hoffman (10)	55,000	*	55,000	-	-
Ruth Alon(11)	55,353	*	55,353	-	-
Robert Connelly(12)	55,000	*	55,000	-	-
Reginald Hardy(13)	55,000	*	55,000	-	-
Dr. Lawrence Howard(14)	55,000	*	55,000	-	-
Isaac Kohlberg(15)	55,000	*	55,000	-	-
Efrat Makov(16)	55,353	*	55,353	-	-
Dennison Veru(17)	89,500	*	55,000	34,500	*

* Less than one percent.

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(1)	Applicable percentage ownership is based on 37,099,352 Ordinary Shares outstanding as of July 15, 2019, plus any common stock equivalents or convertible securities held and shares beneficially owned by each such holder as set forth herein.

(2)	Assumes that all Ordinary Shares to be offered, as set forth above, are sold pursuant to this offering and that no other Ordinary Shares are acquired or disposed of by the selling securityholders prior to the termination of this offering. Because the selling securityholders may sell all, some or none of their Ordinary Shares or may acquire or dispose of other Ordinary Shares, no reliable estimate can be made of the aggregate number of Ordinary Shares that will be sold pursuant to this offering or the number or percentage of Ordinary Shares that each selling securityholder will own upon completion of this offering.

(3)	Dr. Haluska is a director of our Company and serves as our Chief Executive Officer. Consists of 62,112 Ordinary Shares, 47,931 Ordinary Shares issuable upon the exercise of investor warrants and 2,059,017 Ordinary Shares issuable upon the exercise of vested and unvested options.

(4)	Jonathan Burgin serves as our Chief Financial Officer and Chief Operating Officer. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(5)	Dr. Kerstein serves as our Chief Medical Officer. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(6)	Dr. Knickerbocker serves as our Senior Vice President of Clinical Development and Data Sciences. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(7)	Dr. Ohev-Zion serves as our Vice President of Research and Development. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(8)	Sean Daly serves as our Vice President of Clinical Operations. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(9)	Salar Roshan serves as our Senior Director of Business Development. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(10)	Dr. Hoffman serves as the Chairman of the Board of Directors. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(11)	Ruth Alon is a director of our Company. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(12)	Robert Connelly is a director of our Company. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(13)	Reginald Hardy is a director of our Company. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(14)	Dr. Howard is a director of our Company. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(15)	Isaac Kohlberg is a director of our Company. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(16)	Efrat Makov is a director of our Company. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(17)	Dennison Veru is a director of our Company. Consists of 34,500 Ordinary Shares and 55,000 Ordinary Shares issuable upon the exercise of vested and unvested options.

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PLAN OF DISTRIBUTION

The selling securityholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may exchange five Ordinary Shares for one ADS. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after this registration statement becomes effective;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

•	through the writing of options on the Ordinary Shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell Ordinary Shares under Rule 144 under the Securities Act if available, rather than under this Reoffer Prospectus. The selling securityholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of the Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling securityholders or their respective pledges, donees, transferees or other successors in interest, may also sell the Ordinary Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Ordinary Shares in block transactions to market makers or other purchasers at a price per Ordinary Share which may be below the then market price. The selling securityholders cannot assure that all or any of the Ordinary Shares offered in this Reoffer Prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the Ordinary Shares offered in this Reoffer Prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Ordinary Shares will be borne by the selling securityholders. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Ordinary Shares if liabilities are imposed on that person under the Securities Act.

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The selling securityholders may from time to time pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledge or secured parties may offer and sell the Ordinary Shares from time to time under this Reoffer Prospectus after we have filed an amendment to this Reoffer Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling securityholders to include the pledge, transferee or other successors in interest as selling securityholders under this Reoffer Prospectus.

The selling securityholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledges or other successors in interest will be the selling beneficial owners for purposes of this Reoffer Prospectus and may sell the Ordinary Shares from time to time under this Reoffer Prospectus after we have filed an amendment to this Reoffer Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledge, transferee or other successors in interest as selling securityholders under this Reoffer Prospectus.

Each of the selling securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Ordinary Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Ordinary Shares by any selling securityholder. If we are notified by any selling securityholder that any material arrangement has been entered into with a broker-dealer for the Ordinary Shares, if required, we will file a supplement to this Reoffer Prospectus. If the selling securityholders use this Reoffer Prospectus for any sale of the Ordinary Shares, they will be subject to the delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Ordinary Shares and activities of the selling securityholders.

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WHERE YOU CAN FIND MORE INFORMATION

This Reoffer Prospectus is part of a registration statement on Form S-8 that we filed with the SEC under the Securities Act. You should rely only on the information contained in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Reoffer Prospectus is accurate as of any date other than the date on the front cover of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or any sale of the Ordinary Shares.

We file annual and special reports and other information with the SEC. Our SEC filings, including the registration statement and exhibits, and any document we file electronically with the SEC are available to the public through its website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We also file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year. We cease to qualify as a foreign private issuer if a majority of our shares are owned by U.S. residents and a majority of our directors or executive officers are U.S. citizens or residents or if we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. We have determined that as of June 28, 2019, we have ceased to qualify as a foreign private issuer and we will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers starting January 1, 2020.

We maintain a corporate website at http://www.anchiano.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Reoffer Prospectus. We have included our website address in this Reoffer Prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Reoffer Prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this Reoffer Prospectus until we sell all of the securities under this Reoffer Prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this Reoffer Prospectus:

•	Our Annual Report on Form 20-F for the year-ended December 31, 2018, filed with the SEC on March 25, 2019;

•	Our reports of foreign private issuer on Form 6-K (including exhibits thereto) furnished to the SEC on: February 12, 2019; February 14, 2019; March 12, 2019; March 14, 2019; May 22, 2019; May 28, 2019; June 18, 2019 and July 8, 2019;

•	Any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into the registration statement which this Reoffer Prospectus forms a part;

•	Any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by this Reoffer Prospectus; and

•	The description of our securities contained in Item 1 of our Registration Statement on Form 8-A12B (File No. 001-38807) filed with the SEC on February 8, 2019 under the Exchange Act and any amendment or report filed for the purpose of updating that description.

Copies of these filings are available at no cost on our website, www.anchiano.com. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Please direct your request to:

Jonathan Burgin
1/3 High-Tech Village, Givat Ram, P.O. Box 39264
Jerusalem, 9139102 Israel
+972 (2) 548-6555

You should rely only on the information in this Reoffer Prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this Reoffer Prospectus or any incorporated document is accurate as of any date other than the date of the document.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this Reoffer Prospectus will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s latest annual report on Form 20-F for the year ended December 31, 2018 filed with the SEC on March 25, 2019 (File No. 001-38807) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s reports of foreign private issuer on Form 6-K (including exhibits thereto) furnished to the SEC on: February 12, 2019; February 14, 2019; March 12, 2019; March 14, 2019; May 22, 2019; May 28, 2019; June 18, 2019 and July 8, 2019; and

(c)	The description of the Ordinary Shares and ADSs contained in Item 1 of the Registrant’s registration statement on Form 8-A12B filed with the SEC on February 8, 2019 (File No. 001-38807) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Israeli Companies Law, 5759-1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. The Registrant’s articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders. The Registrant also does not exculpate its directors in advance from liability for damages caused to the company as a result of a breach of duty of care in connection with a transaction in which a controlling shareholder or any office holder has a personal interest.

Under the Companies Law, the Securities Law, 5728-1968 (the “Securities Law”) and the Restrictive Trade Practices Law, 5748-1988 (the “Antitrust Law”), a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

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•	a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•	reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

•	a monetary liability imposed on the office holder in favor of all the injured parties by the breach in an Administrative Proceeding (as defined below) as set forth in Section 52(54)(a)(1)(a) of the Securities Law;

•	expenses expended by the office holder with respect to an Administrative Proceeding under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, or (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;

•	financial liability imposed on the office holder on behalf of all the victims of the breach in an Administrative Proceeding;

•	expenses incurred by an office holder in connection with a proceeding conducted with respect to the office holder under the Antitrust Law, including reasonable attorneys’ fees and other litigation expenses; and

•	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Securities Law.

Under the Companies Law, the Securities Law and the Antitrust Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a monetary liability imposed on the office holder in favor of a third party;

•	a monetary liability imposed on the office holder in favor of an injured party in certain Administrative Proceedings under the Securities Law, including reasonable attorneys’ fees and other litigation expenses;

•	expenses incurred by an office holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and

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•	monetary liability imposed on the office holder in proceedings under or in connection with the Antitrust Law, including reasonable attorneys’ fees and other litigation expenses.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

The Registrant’s articles of association permit it to insure its office holders to the fullest extent permitted or to be permitted by law. The Registrant’s office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy and the Registrant is not aware of any pending or threatened litigation or proceeding involving any of its office holders, including its directors, in which indemnification is sought.

The Registrant has entered into agreements with each of its current office holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions. This indemnification is limited as follows: the maximum aggregate amount of indemnification that may be paid by the Registrant to all office holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by the Registrant to officer holders (including indemnification undertakings to office holders of companies held by the Registrant), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the Maximum Indemnification Amount (defined below).

The term “Maximum Indemnification Amount” shall mean the greater of  (i) 25% of the Registrant’s shareholders’ equity, based on the Registrant’s most recently published consolidated financial statements at the time any indemnification payment is made, and (ii) $40 million. Such indemnification amounts are in addition to any insurance amounts. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of the Registrant’s office holders as to which indemnification is being sought, nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

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(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

4.1#*	Amended and Restated Articles of Association of the Registrant (previously filed as Exhibit 3.2 of amendment no. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-229155) as filed with the SEC on February 11, 2019 and incorporated by reference herein).

5.1	Opinion of Goldfarb Seligman & Co., Israeli counsel to the Registrant (including consent)

23.1	Consent of Somekh Chaikin, Member Firm of KPMG International, independent registered public accounting firm for the Registrant.

23.2	Consent of Goldfarb Seligman & Co., Israeli counsel to the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

99.1#*	2011 Incentive Plan for Employees, Officers and Consultants (previously filed as Exhibit 10.6 of the Registrant’s registration statement on Form F-1 (File No. 333-229155) as filed with the SEC on January 7, 2019 and incorporated by reference herein).

99.2	2017 Equity-Based Incentive Plan.

*	Previously filed.

#	English translation of original Hebrew document.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anchiano Therapeutics Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cambridge, Massachusetts on July 22, 2019.

ANCHIANO THERAPEUTICS LTD.

By:	/s/ Dr. Frank G. Haluska
Name:	Dr. Frank G. Haluska
Title:	Chief Executive Officer

Each of the undersigned officers and directors of Anchiano Therapeutics Ltd. hereby constitutes and appoints Dr. Frank G. Haluska, with full power to act alone, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement of Anchiano Therapeutics Ltd. on Form S-8 and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 22, 2019.

/s/ Dr. Frank G. Haluska	Chief Executive Officer and Director
Dr. Frank G. Haluska	(Principal Executive Officer)

/s/ Jonathan Burgin	Chief Financial Officer and Chief Operating Officer
Jonathan Burgin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Stephen Hoffman	Chairman of the Board of Directors
Dr. Stephen Hoffman

/s/ Ruth Alon	Director
Ruth Alon

/s/ Robert Connelly	Director
Robert Connelly

/s/ Reginald Hardy	Director
Reginald Hardy

/s/ Dr. Lawrence Howard	Director
Dr. Lawrence Howard

/s/ Isaac Kohlberg	Director
Isaac Kohlberg

/s/ Efrat Makov	Director
Efrat Makov

/s/ Dennison Veru	Director
Dennison Veru

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Anchiano Therapeutics, Inc.		Authorized Representative in the United States

By:	/s/ Dr. Frank Haluska
Name	Dr. Frank Haluska
Title:	Chief Executive Officer

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